Exhibit 11.1

                              SOLPOWER CORPORATION

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                   YEAR ENDED       YEAR ENDED
         FULLY DILUTED                           MARCH 31, 1999   MARCH 31, 1998
         -------------                             -----------      -----------
Common shares outstanding,
Beginning of year                                   17,391,560        9,231,560

Effect of weighting shares:
Stock Options                                        1,309,795        3,112,329

Issuance of Common Stock                             6,065,000        8,160,000

Weighted average number of Common Shares and
Common Share equivalents outstanding                22,146,765       14,279,231
                                                   ===========      ===========

Net Income (Loss) available for Common Stock       ($2,239,646)       ($823,158)
                                                   ===========      ===========

Loss per Common and Common Equivalent Share             ($0.10)           ($.06)
                                                   ===========      ===========